VICTORY PORTFOLIOS IV

SECOND AMENDED AND RESTATED TRUST INSTRUMENT

DATED [ ], 2025

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VICTORY PORTFOLIOS IV

SECOND AMENDED AND RESTATED TRUST INSTRUMENT

Dated [ ], 2025

THIS SECOND AMENDED AND RESTATED TRUST INSTRUMENT of Victory Portfolios IV, a Delaware statutory trust (the “Trust”), is made and entered into on [ ], 2025 for the purpose of continuing the Trust as a Delaware statutory trust in accordance with the provisions hereinafter set forth.

WHEREAS the initial Trustees of the Trust, established the Trust pursuant to a Declaration of Trust dated October 21, 2024 (the “Original Trust Instrument”);

WHEREAS, the Amended and Restated Trust Instrument was adopted on December 16, 2024 (the “Amended and Restated Trust Instrument”); and

WHEREAS, the Trustees consider it necessary and appropriate to amend and restate in its entirety the Amended and Restated Trust Instrument and intend that this Trust Instrument shall constitute the governing instrument of the Trust.

NOW THEREFORE, the Trustees (i) declare that all money and property contributed to the Trust hereunder shall be held and managed under this Trust Instrument as set forth herein and (ii) hereby amend and restate the Amended and Restated Trust Instrument in its entirety as follows.

ARTICLE I

NAME AND DEFINITIONS; PURPOSE

Section 1.01 Name

The name of the Trust is “Victory Portfolios IV”. The Trustees may, without Shareholder approval, change the name of the Trust or any Series or Class and adopt such other name as they deem proper. Any name change of any Series or Class shall become effective upon approval by the Trustees of such change or any document (including any Registration Statement) reflecting such change. Any name change of the Trust shall become effective upon the effectiveness of the filing of a certificate of amendment to the Certificate of Trust under the Delaware Act reflecting such change. Any such action shall have the status of an amendment to this Trust Instrument. In the event of any name change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change, which notice will be deemed given if the changed name is reflected in any Registration Statement.

Section 1.02 Definitions

Wherever used herein, unless otherwise required by the context or specifically provided:

(a)The “1940 Act” means the Investment Company Act of 1940, as amended from time to time. Whenever reference is made hereunder to the 1940 Act, such references shall be interpreted as including any applicable order or orders of the Commission or any rules or regulations adopted by the Commission thereunder or interpretive releases of the Commission staff. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees;

(b)“Bylaws” means the Bylaws of the Trust as adopted by the Trustees, as amended from time to time;

(c)“Certificate of Trust” means the certificate of trust of the Trust, as amended or restated from time to time, filed by the initial Trustees in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;

(d)“Class” means a class of Shares of a Series of the Trust established in accordance with the provisions of Article II hereof;

(e)“Commission” has the meaning given it in the 1940 Act. In addition, “Affiliated Person,” “Assignment,” “Interested Person” and “Principal Underwriter” shall have the respective meanings given them in the 1940 Act. “Majority Shareholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” under the 1940 Act;

(f)“Delaware Act” refers to the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time;

(g)“Net Asset Value” means the net asset value of each Series of the Trust determined in the manner provided in Article IX, Section 9.03 hereof;

(h)“Outstanding Shares” means those Shares shown from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

(i)“Registration Statement” means the Trust’s registration statement or statements as filed with the Commission, as from time to time in effect, and shall include any prospectus or statement of additional information forming a part thereof;

(j)“Series” means a series of Shares of the Trust established and designated in accordance with the provisions of Article II, Section 2.06 hereof;

(k)“Shareholder” means a record owner of Outstanding Shares of the Trust;

(l)“Shares” means the equal proportionate transferable units of beneficial interest into which the beneficial interest of each Series of the Trust or Class thereof shall be divided and may include fractions of Shares as well as whole Shares;

(m)The “Trust” means Victory Portfolios IV, a Delaware statutory trust, established under the Delaware Act pursuant to the Original Trust Instrument and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware and continued pursuant to the terms of the Amended and Restated Trust Instrument, and reference to the Trust when applicable to one or more Series of the Trust, shall refer to any such Series;

(n)The “Trustees” means the person or persons who has or have signed this Trust Instrument so long as he, she or they shall continue in office in accordance with the terms hereof and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their respective capacity as Trustees hereunder;

(o)“Trust Instrument” means this Second Amended and Restated Trust Instrument, as further amended and/or restated from time to time; and

(p)“Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust or any Series, or the Trustees on behalf of the Trust or any Series.

Section 1.03 Purpose

The purpose of the Trust is to conduct, operate and carry on the business of an investment company registered under the 1940 Act through one or more Series and to carry on such other business as the Trustees may from time to time determine. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries. In furtherance of the foregoing, the Trust shall have the power and authority to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an investment company registered under the 1940 Act and which may be engaged in or carried on by a statutory trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

ARTICLE II

BENEFICIAL INTEREST

Section 2.01 Shares of Beneficial Interest

The beneficial interest in the Trust shall be divided into such Shares of one or more separate and distinct Series or Classes as set forth in Section 2.06 or as the Trustees shall otherwise from time to time create and establish as provided in Section 2.06. The number of Shares of any Series and Class authorized hereunder is unlimited. Upon the establishment of any Series or Class as provided herein, the Trust shall be authorized to issue an unlimited number of Shares of each such Series or Class, unless otherwise determined, and subject to any conditions set forth, by the Trustees. Each Share shall have a par value of $0.001. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend paid in Shares or a split or reverse split of Shares, shall be duly authorized, fully paid and non-assessable.

Section 2.02 Issuance of Shares

The Trustees in their discretion may, from time to time, without a vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1000th of a Share or integral multiples thereof. The Trustees or any person the Trustees may authorize for the purpose may, in their discretion, reject any application for the issuance of shares.

Section 2.03 Register of Shares and Share Certificates

A register shall be kept at the principal office of the Trust or an office of the Trust’s transfer agent which shall contain the names and addresses of the Shareholders of each Series, the number of Shares of that Series (or any Class or Classes) held by them respectively and a record of all transfers thereof. No share certificates shall be issued by the Trust except as the Trustees may otherwise authorize, and the persons indicated as shareholders in such register shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given to him as herein or in the Bylaws provided, until he has given his address to the transfer agent or such officer or other agent of the Trustees as shall keep the said register for entry thereon. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates (if any), the transfer of Shares of each Series (or Class) and similar matters.

Section 2.04 Transfer of Shares

Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer and such evidence of the genuineness of such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer. Without limiting the generality of the foregoing, any person entitled to any Shares as a consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of such evidence thereof as the Trust or its transfer or similar agent may require, but until such transfer is recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees, any transfer or similar agent nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 2.05 Treasury Shares

Shares held in the treasury shall, until reissued pursuant to Section 2.02 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

Section 2.06 Establishment of Series and Classes

Subject to the provisions of this Section 2.06, the Trust shall consist of the Series (and Classes if so designated) indicated on the books and records of the Trust, as such books and records may be amended from time to time. The preferences, voting powers, rights and privileges of the Series and any Classes existing as of the date hereof shall be as set forth in the Trust’s Registration Statement. Distinct records shall be maintained by the Trust for each Series and the assets associated with each Series shall be held and accounted for separately from the assets of the Trust or any other Series. The Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of any Series or Class, to divide the beneficial interest in each Series or Class into Shares, to establish and designate and to change in any manner any Series or any Classes of initial or additional Series and to fix such preferences, voting powers, rights, duties and privileges and business purposes of such Series or Classes as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges and business purposes may be senior or subordinate to any existing Series or Class and may be limited to specific property or obligations of the Trust, to divide or combine the Shares of any Series or Class into a greater or lesser number; to classify or reclassify any Shares of any Series or Classes into one or more Series or Classes of Shares (whether the Shares to be classified or reclassified are issued and outstanding or unissued and whether such Shares constitute part or all of the Shares of such Series or Class), to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities), and to take such other action with respect to the Shares as the Trustees may deem desirable. The establishment and designation of any Series or Class (other than those existing as of the date hereof) shall be effective upon the adoption of a resolution by a majority of the Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series (or Classes), whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Series (or Class) including, without limitation, any Registration Statement, or as otherwise provided in such resolution. Upon the establishment of any such Series (or Class), the books and records of the Trust shall be amended to reflect the addition of such Series (or Class) thereto; provided that amendment of the Trust’s books and records shall not be a condition precedent to the establishment of any Series (or Class) in accordance with this Trust Instrument. A Series may issue any number of Shares, but need not issue Shares. At any time that there are no Shares outstanding of any particular Series (or Class) previously established and designated, the Trustees may by a majority vote abolish that Series (or Class) and the establishment and designation thereof, and, in connection with such abolishment, the books and records of the Trust shall be amended to reflect the removal of such Series (or Class) therefrom; provided that amendment of the Trust’s books and records shall not be a condition precedent to the abolishment of any Series (or Class) in accordance with this Trust Instrument.

All references to Shares in this Trust Instrument shall be deemed to be Shares of any or all Series or Classes as the context may require. All provisions herein relating to the Trust shall apply equally to each Series and Class of the Trust, except as the context otherwise requires. The Trustees are authorized to cause the Trust to issue Shares in the Trust (in unlimited number) and, upon any such issuance, to the extent applicable, all references to Shares in this Trust Instrument (including all provisions relating to the issuance of Shares) shall apply to Shares of the Trust and all references to Series in this Trust Instrument shall apply to the Trust.

Each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his proportionate share of all distributions made with respect to such Series, based upon the number of full and fractional Shares of the Series held. Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust. Ownership of Shares shall not make the Shareholders third-party beneficiaries of any contract entered into by the Trust.

Section 2.07 Investment in the Trust

The Trustees shall accept investments in any Series from such persons and on such terms as they may from time to time authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Series is authorized to invest, valued as provided in Article IX Section 9.03 hereof. Investments in a Series shall be credited to each Shareholder’s account in the form of full and fractional Shares at the net asset value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) fix minimum amounts for initial and subsequent investments or (b) impose a sales charge upon investments in such manner and at such time determined by the Trustees.

Section 2.08 Assets and Liabilities of Series

All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto of the Trust not allocated to such Series and may be referred to herein as “assets belonging to” that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, and shall be subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series, and separate and distinct records shall be maintained for each Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes. Without limitation of the foregoing provisions of this Section 2.08, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, changes or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this contractual limitation on inter-Series liabilities may, in the Trustees’ sole discretion, be set forth in the Certificate of Trust (whether originally or by amendment), and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

Section 2.09 No Preemptive Rights

Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Series.

Section 2.10 No Personal Liability of Shareholder

Except to the extent otherwise provided in this Trust Instrument, the Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of a private corporation for profit organized under the general corporation law of the State of Delaware. To the fullest extent permitted by law, no Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.

Section 2.11 Combination of Series and Classes

The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable federal law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class and in connection therewith to cause some or all of the Shareholders of such combined Series or Classes to be admitted as Shareholders of the Series or Class that will exist following such combination.

Section 2.12 Division of Series and Classes

The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable federal law, to divide the assets and liabilities held with respect to any Series or Class into assets and liabilities held with respect to an additional one or more Series or Classes and in connection therewith to cause some or all of the Shareholders of such Series or Class to be admitted as Shareholders of such additional one or more Series or Classes.

ARTICLE III

THE TRUSTEES

Section 3.01 Management of the Trust

The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Trust Instrument. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such contracts and instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power in this Trust Instrument shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

Except for the Trustees named herein or appointed to fill vacancies pursuant to Section

3.04of this Article III, the Trustees shall be elected by the Shareholders of record owning a plurality of the Shares voting at a meeting of Shareholders. Any Shareholder meeting held for such purpose shall be held on a date fixed by the Trustees. In the event that less than a majority of the Trustees holding office have been elected by Shareholders, the Trustees then in office will call a Shareholders’ meeting for the election of Trustees in accordance with the provisions of the 1940 Act. In the event that after the proxy material has been printed for a meeting of Shareholders at which Trustees are to be elected any one or more nominees named in such proxy material dies or becomes incapacitated or is otherwise unable or unwilling to serve, the authorized number of Trustees shall be automatically reduced by the number of such nominees, unless the Trustees prior to the meeting shall otherwise determine.

Section 3.02 Trustees

The Trustees on the date hereof shall be the Trustees signing this Trust Instrument.

Section 3.03 Term of Office

The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except (a) that any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time, with or without cause, by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired, becomes physically or mentally incapacitated by reason of illness or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement; and (d) that a Trustee may be removed, with or without cause, at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the Outstanding Shares of the Trust. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning, removed or retired shall have any right to any compensation for any period following the effective date of his or her resignation, removal or retirement, or any right to damages on account of such removal or retirement.

Section 3.04 Vacancies and Appointments

In case of a Trustee’s declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of illness, disease or otherwise, or if a Trustee is otherwise unable to serve, or if there is an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive. In the case of a vacancy, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion see fit, to the extent consistent with the limitations provided under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any person appointed as a Trustee pursuant to this Section 3.04 shall have accepted this Trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and such person shall be deemed a Trustee.

Section 3.05 Temporary Absence

Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any time to any other Trustee or Trustees, provided that in no case shall fewer than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

Section 3.06 Number of Trustees

The number of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than two (2).

Section 3.07 Effect of Ending of a Trustee’s Service

The declination to serve, death, resignation, retirement, removal, incapacity, or inability to serve of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

Section 3.08 Ownership of Assets of the Trust

The assets of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of, one or more of the Trustees or in the name of any person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or Series based upon the number of Shares owned. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument. Every Shareholder by virtue of having become a Shareholder shall be bound by the terms hereof. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of such Shareholder under this Trust. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee. Upon the declination to serve, death, resignation, retirement, removal, incapacity or inability to serve of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.09 Compensation

The Trustees as such shall be entitled to reasonable compensation from the Trust, and the Trustees may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

ARTICLE IV

POWERS OF THE TRUSTEES

Section 4.01 Powers

The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust without recourse to any court or other authority. Subject to any applicable limitation in this Trust Instrument or the Bylaws of the Trust, and without limiting the generality of the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

(a)To invest and reinvest cash and other property (including investment, notwithstanding any other provision hereof, of all of the assets of any Series in a single open-end investment company, including investment by means of transfer of such assets in exchange for an interest or interests in such investment company), and to hold cash or other property of the Trust uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust:

(b)To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

(c)To borrow money and in this connection issue notes or other evidence of indebtedness; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other person and to lend Trust Property; and to secure borrowings, endorsements, guarantees and other undertakings by mortgaging, pledging or otherwise subjecting as security the Trust Property;

(d)To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

(e)To adopt Bylaws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders; such Bylaws shall be deemed incorporated and included in this Trust Instrument;

(f)To elect and remove such officers and appoint and terminate such agents, in each case with or without cause, as they consider appropriate;

(g)To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Trust Instrument or in the Bylaws;

(h)To retain one or more transfer agents and shareholder servicing agents, or both;

(i)To set record dates in the manner provided herein or in the Bylaws;

(j)To delegate such authority as they consider desirable to any officers of the Trust or to any investment adviser, manager, custodian, underwriter or other agent or independent contractor;

(k)To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XI, subsection 11.04(b) hereof;

(l)To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(m)To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(n)To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware statutory trusts or investment companies;

(o)To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish Classes of such Series having relative rights, powers and duties as they may provide consistent with applicable law;

(p)Subject to the provisions of Sections 3804 and 3806 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series or to apportion the same between or among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets belonging to that Series as provided for in Article II hereof;

(q)To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

(r)To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

(s)To make distributions of income and of capital gains to Shareholders in the manner provided herein;

(t)To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or Class, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder or for any other reason as provided by the Trustees or this Trust Instrument;

(u)To establish one or more committees, to delegate any of the powers of the Trustees to said committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Trust Instrument or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

(v)To interpret the investment policies, practices or limitations of any Series;

(w)To establish a registered office and have a registered agent in the state of Delaware;

(x)To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes; and

(y)In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see the application of any payments made or property transferred to the Trustees or upon their order.

Section 4.02 Issuance and Repurchase of Shares

The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued.

Section 4.03 Trustees and Officers as Shareholders

Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the Bylaws.

Section 4.04 Action by the Trustees

In any action taken by the Trustees hereunder, unless otherwise specified, the Trustees shall act by majority vote at a meeting (including a meeting by remote communication) duly called, provided a quorum of Trustees participate, or by written consent of a majority of the Trustees (or such higher number of Trustees as would be required to act on the matter if a meeting were held at which all Trustees were present and voted) without a meeting, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or by any two other Trustees. Notice of the time, date and place (including a meeting held by remote communication) of all meetings of the Trustees shall be given by the person calling the meeting or by the secretary or assistant secretary of the Trust to each Trustee by sending by overnight courier or mailing to him or her, postage prepaid, addressed to him or her at his or her address as registered on the books of the Trust or, if not so registered, at his or her last known address, a written or printed notification of such meeting at least four (or two in the case of the overnight courier) days before the meeting, or by delivering such notice to him or her at least 24 hours before the meeting, or by giving or sending such notice by telephone, facsimile, electronic mail or any other electronic means to him or her at least 24 hours before the meeting; provided, however, that if in the judgment of the Chairman of the Board or the Trustees calling the special meeting the action proposed to be taken at the meeting is of such an urgent nature that 24 hours’ notice cannot reasonably be given, then notice may be given to each Trustee by telephone, facsimile, electronic mail or any other electronic means at least two hours before the meeting provided that each Trustee is afforded the opportunity to participate in such meeting by remote communication, conference telephone or similar communications equipment as provided in Section 5.03 of the Bylaws. Such notice may be waived by any Trustee. A notice of waiver need not specify the purpose of any meeting. Notice need not be given to any Trustee who attends the meeting without objecting prior thereto to the lack of notice or who executes a written waiver of notice with respect to the meeting. Any meeting conducted by remote communication shall be deemed to take place at the principal office of the Trust, as determined by the Bylaws or by the Trustees. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one or more of their number the authority to approve particular matters or take particular actions on behalf of the Trust. Written consents or waivers of the Trustees may be executed in one or more counterparts. Execution and delivery of a written consent or waiver and delivery thereof to the Trust may be accomplished by mail, overnight courier, facsimile, electronic mail or any other electronic means or electronic transmission.

Section 4.05 Chairman of the Board of Trustees

The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be (but is not required to be) the chief executive, financial and/or accounting officer of the Trust.

Section 4.06 Principal Transactions

Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any interested person of such person; and the Trust may employ any such person, or firm or company in which such person is an interested person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 4.07 Small Accounts

The Trustees or their authorized agents may establish, from time to time, one or more minimum investment amounts for Shareholder accounts, which may differ within and among any Series or Class, and may impose account fees on (which may be satisfied by involuntarily redeeming the requisite number of Shares in any such account in the amount of such fee), and/or require the involuntary redemption of Shares held in, those accounts the net asset value of which for any reason falls below such established minimum investment amounts, or may authorize the Trust to convert any such Shares in such account to Shares of another Series or Class (whether of the same or a different Series), or take any other such action with respect to minimum investment amounts as may be deemed necessary or appropriate by the Trustees or their authorized agents, in each case upon such terms as shall be established by the Trustees or their authorized agents.

Section 4.08 Determinations by Trustees

The Trustees may make any determinations they deem necessary with respect to the provisions of this Trust Instrument, including the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust or any Series or Class thereof; the amount of the net income of the Trust or any Series or Class thereof from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by any Series or Class; and the number of Shares of any Series or Class issued or issuable.

Section 4.09 Delegation by Trustees

Subject only to any limitations required by applicable federal law including the 1940 Act, the Trustees may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Trust, to any committee of the Trustees, any committee composed of Trustees and other persons and any committee composed only of Persons other than Trustees and to any agent, independent contractor or employee of the Trust or to any custodian, administrator, transfer or shareholder servicing agent, manager, investment advisor or sub-advisor, Principal Underwriter or other service provider. Any such delegation of power or authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such person, officer, agent, employee, custodian, transfer or shareholder servicing agent, manager, Principal Underwriter or other service provider to whom any power or authority has been delegated to be a Trustee of the Trust. The reference in this Trust Instrument to the right of the Trustees to, or circumstances under which they may, delegate any power or authority, or the reference in this Trust Instrument to the authorized agents of the Trustees or any other person or entity to whom any power or authority has been or may be delegated pursuant to any specific provision of this Trust Instrument, shall not limit the authority of the Trustees to delegate any other power or authority under this Trust Instrument to any person or entity, subject only to any limitations under applicable federal law including the 1940 Act.

Section 4.10 Advisory Trustees

The Trustees may from time-to-time appoint one or more individuals to serve as advisory trustees, which may include, but are not limited to, members of an “advisory board,” as such term is defined in Section 2(a)(1) of the 1940 Act (each, an “Advisory Trustee”). An individual shall be eligible to serve as an Advisory Trustee only if that individual meets the requirements to be a “non-interested” trustee under the 1940 Act and does not otherwise serve the Trust in any other capacity. Any Advisory Trustee shall serve at the pleasure of the Trustees and may be removed, at any time, with or without cause, by the Trustees. Any Advisory Trustee may resign at any time. Advisory Trustees shall perform solely advisory functions. Advisory Trustees shall not be considered Trustees of the Trust. Unless otherwise specified by the Trustees, Advisory Trustees shall be invited to attend meetings of the Board of Trustees and all committees thereof. Advisory Trustees shall participate in meeting discussions but shall not have a vote upon any matter presented to the Board of Trustees or any committee thereof and shall not be counted toward a quorum for a meeting. An Advisory Trustee shall have no power or authority to act on behalf of or to bind the Trustees or any committee thereof. Advisory Trustees may be assigned other responsibilities from time-to-time by the Trustees, but only to the extent that such responsibilities are advisory in nature and consistent with Section 2(a)(1) of the 1940 Act. Advisory Trustees shall be entitled to such compensation (if any) as determined from time to time by the Trustees.

Advisory Trustees shall not have any responsibilities or be subject to any liabilities imposed upon Trustees by law or otherwise. Advisory Trustees shall be entitled to the same rights to limitation of liability, indemnification and advancement of expenses to which a Trustee is entitled under Article V and Sections 10.01 and 10.02.

ARTICLE V

EXPENSES OF THE TRUST

Subject to the provisions of Article II, Section 2.08 hereof, the Trustees shall be reimbursed from the Trust estate or the assets belonging to the appropriate Series for their expenses and disbursements, including, without limitation, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; certain insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodians, transfer agent and fund accountant; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and maintaining its existence; costs of preparing and printing the Trust’s prospectuses, statements of additional information and shareholder reports and delivering them to existing Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses and for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities, the Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto. This Section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, expenses of the Trust as described in this Article V (“Expenses”), in an amount fixed from time to time by the Trustees, by setting off such Expenses due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such Expenses due from such Shareholder, provided that the direct payment of such Expenses by Shareholders is permitted under applicable law.

ARTICLE VI

INVESTMENT ADVISER, PRINCIPAL UNDERWRITER,

ADMINISTRATOR AND TRANSFER AGENT

Section 6.01 Investment Adviser

(a)The Trustees may in their discretion, from time to time, enter into an investment advisory contract or contracts with respect to the Trust or any Series whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such investment advisory, statistical and research facilities and services and such other facilities and services, if any, all upon such terms and conditions (including any Shareholder vote) that may be required under the 1940 Act, or as the Trustees may in their discretion determine (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument). Notwithstanding any other provision of this Trust Instrument, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

(b)The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and subadviser (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument). Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires; provided that no Shareholder approval shall be required with respect to any sub-adviser unless required under the 1940 Act or other law, contract or order applicable to the Trust.

Section 6.02 Underwriter

The Trustees may in their discretion from time to time enter into an exclusive or non- exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument); and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

Section 6.03 Administration

The Trustees may in their discretion from time to time enter into one or more management or administrative contracts whereby the other party or parties shall undertake to furnish the Trustees with management or administrative services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument).

Section 6.04 Transfer Agent

The Trustees may in their discretion from time to time enter into one or more transfer agency and shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine (such terms and conditions not to be inconsistent with the provisions of this Trust Instrument).

Section 6.05 Parties to Contract

Any contract of the character described in Sections 6.01, 6.02, 6.03 and 6.04 of this Article VI or any contract of the character described in Article VIII hereof may be entered into with any corporation, firm, partnership, trust, limited liability company or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or Article VIII hereof. The same person (including a corporation, firm, partnership, trust, limited liability company or association) may be the other party to contracts entered into pursuant to Sections 6.01, 6.02, 6.03 and 6.04 of this Article VI or pursuant to Article VIII hereof and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 6.05.

Section 6.06 Provisions and Amendments

Any contract entered into pursuant to Section 6.01 or 6.02 of this Article VI shall be consistent with and subject to the requirements of Section 15 of the 1940 Act, if applicable, or other applicable Act of Congress hereafter enacted with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract entered into pursuant to Section 6.01 or 6.02 of this Article VI shall be effective unless assented to in a manner consistent with the requirements of said Section 15, as modified by any applicable rule, regulation or order of the Commission.

ARTICLE VII

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 7.01 Voting Powers

(a)The Shareholders shall have power to vote only (a) for the election of Trustees to the extent provided in Article III, Section 3.01 hereof, (b) for the removal of Trustees to the extent provided in Article III, Section 3.03(d) hereof, (c) with respect to any investment advisory contract to the extent provided in Article VI, Section 6.01 hereof, (d) with respect to an amendment of this Trust Instrument, to the extent provided in Article XI, Section 11.09, and (e) with respect to such additional matters relating to the Trust as may be required by applicable federal law including the 1940 Act, by this Trust Instrument, or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

(b)Notwithstanding paragraph (a) of this Section 7.01 or any other provision of this Trust Instrument (including the Bylaws) which would by its terms provide for or require a vote of

Shareholders, the Trustees may take action without a Shareholder vote if (i) the Trustees shall have obtained an opinion of counsel that a vote or approval of such action by Shareholders is not required under (A) the 1940 Act or any other applicable federal laws, or (B) any registrations, undertakings or agreements of the Trust known to such counsel, and (ii) if the Trustees determine that the taking of such action without a Shareholder vote would be consistent with the best interests of the Shareholders (considered as a group).

(c)On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, and whenever the Trustees determine that the matter affects only certain Series, may be submitted for a vote by only such Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (ii) when the Trustees have determined that the matter affects the interests of more than one Series and that voting by shareholders of all Series would be consistent with the 1940 Act, then the Shareholders of all such Series shall be entitled to vote thereon (either by individual Series or by Shares voted in the aggregate, as the Trustees in their discretion may determine). The Trustees may also determine that a matter affects only the interests of one or more Classes, in which case (or if required under the 1940 Act) such matter shall be voted on by such Class or Classes. Each as determined by the Trustees without the vote or consent of Shareholders (except as required by the 1940 Act), on any matter submitted to a vote of Shareholders, either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of Net Asset Value (number of Shares owned times Net Asset Value per share of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

(d)Provisions relating to meetings, quorum, required vote, record date and other matters relating to Shareholder voting rights are as provided in the Bylaws. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Instrument or any of the Bylaws of the Trust to be taken by Shareholders.

ARTICLE VIII

CUSTODIAN

Section 8.01 Appointment and Duties

The Trustees shall employ a bank, a company that is a member of a national securities exchange, or a trust company, that in each case shall have capital, surplus and undivided profits of at least twenty million dollars ($20,000,000) and that is a member of the Depository Trust Company (or such other person or entity as may be permitted to act as custodian of the Trust’s assets under the 1940 Act) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust: (a) to hold the securities owned by the Trust and deliver the same upon written order or oral order confirmed in writing; (b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and (c) to disburse such funds upon orders or vouchers.

The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, or a trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least twenty million dollars ($20,000,000) and that is a member of the Depository Trust Company or such other person or entity as may be permitted by the Commission or is otherwise able to act as custodian of the Trust’s assets in accordance with the 1940 Act.

Section 8.02 Central Certificate System

Subject to the 1940 Act and such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians or other agents.

ARTICLE IX

DISTRIBUTIONS AND REDEMPTIONS

Section 9.01 Distributions

(a)The Trustees may from time to time declare and pay dividends or other distributions with respect to any Series and/or Class. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees. Without limiting the generality of the foregoing, but subject to applicable federal law, including the 1940 Act, any dividend or distribution may be paid in cash and/or securities or other property, and the composition of any such distribution shall be determined by the Trustees (or by any officer of the Trust or any other Person or Persons to whom such authority has been delegated by the Trustees) and may be different among Shareholders including differences among Shareholders of the same Series or Class.

(b)Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

(c)Anything in this Trust Instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute a stock dividend to the Shareholders of a particular Series, or Class, as of the record date of that Series fixed as provided in Subsection 9.01(b) hereof.

Section 9.02 Redemptions

In case any holder of record of Shares of a particular Series desires to dispose of his Shares or any portion thereof he may deposit at the office of the transfer agent or other authorized agent of that Series a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Series purchase the Shares in accordance with this Section 9.02; and, subject to Section 9.04 hereof, the Shareholder so requesting shall be entitled to require the Series to purchase, and the Series or the principal underwriter of the Series shall purchase his said Shares, but only at the Net Asset Value thereof (as described in Section 9.03 of this Article IX). The Series shall make payment for any such Shares to be redeemed, as aforesaid, in cash or property from the assets of that Series and, subject to Section 9.04 hereof, payment for such Shares shall be made by the Series or the principal underwriter of the Series to the Shareholder of record within seven (7) days after the date upon which the request is effective. Upon redemption, shares shall become Treasury shares and may be re-issued from time to time. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series.Subject to applicable federal law including the 1940 Act, and unless determined otherwise by the Trustees, upon redemption, redeemed Shares shall no longer be deemed outstanding or carry any voting rights, irrespective of whether a record date for any matter on which such Shares were entitled to vote had been set on a date prior to the date on which such Shares were redeemed. The Trustees may, however, determine that Shares redeemed between the record date set for any matter on which such Shares were entitled to vote and the meeting date for such matter shall be deemed to be outstanding and retain voting rights notwithstanding such redemption, which determination may be made for any reason (including if the Trustees determine that it would not be reasonably practicable to obtain a quorum if all of the Shares redeemed after the record date for such matter and before the meeting date no longer were deemed outstanding and carried any voting rights).

Section 9.03 Determination of Net Asset Value and Valuation of Portfolio Assets

The term “Net Asset Value” of any Series shall mean that amount by which the assets of that Series exceed its liabilities, all as determined by or under the direction of the Trustees. The Trustees may delegate any of their powers and duties under this Section 9.03 with respect to valuation of assets and liabilities. Such value shall be determined separately for each Series and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without Shareholder approval, may alter the method of valuing portfolio securities insofar as permitted under the 1940 Act. The resulting amount, which shall represent the total Net Asset Value of the particular Series, shall be divided by the total number of shares of that Series outstanding at the time and the quotient so obtained shall be the Net Asset Value per Share of that Series. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.

The Trustees shall not be required to adopt, but may at any time adopt, discontinue or amend a practice of seeking to maintain the Net Asset Value per Share of a Series at a constant amount. If, for any reason, the net income of any Series, determined at any time, is a negative amount, the Trustees shall have the power with respect to that Series (a) to offset each Shareholder’s pro rata share of such negative amount from the accrued dividend account of such Shareholder, (b) to reduce the number of Outstanding Shares of such Series by reducing the number of Shares in the account of each Shareholder by a pro rata portion of that number of full and fractional Shares which represents the amount of such excess negative net income, (c) to cause to be recorded on the books of such Series an asset account in the amount of such negative net income (provided that the same shall thereupon become the property of such Series with respect to such Series and shall not be paid to any Shareholder), which account may be reduced by the amount of dividends declared thereafter upon the Outstanding Shares of such Series on the day such negative net income is experienced, until such asset account is reduced to zero; (d) to combine the methods described in clauses (a) and (b) and (c) of this sentence; or (e) to take any other action they deem appropriate, in order to cause (or in order to assist in causing) the Net Asset Value per Share of such Series to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Trustees shall also have the power not to declare a dividend out of net income for the purpose of causing the Net Asset Value per Share to be increased.

In the event that any Series is divided into Classes, the provisions of this Section 9.03, to the extent applicable as determined in the discretion of the Trustees and consistent with the 1940 Act and other applicable law, may be equally applied to each such Class.

Section 9.04 Suspension of the Right of Redemption

The Trustees may declare a suspension of the right of redemption or postpone the date of payment if permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter, there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension.

Section 9.05 Required Redemption of Shares

The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, (i) the determination of the Trustees that direct or indirect ownership of Shares of any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so, or to have the minimum investment required (which may vary by Series), (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to him, (iv) the Shares owned by such Shareholder being below the minimum investment set by the Trustees, from time to time, for investments in the Trust or in such Series or Classes, as applicable, or (v) as contemplated by Section 11.05(f).

The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority or for the Trustees to make any determination contemplated by this Section 9.05.

If the Trust or any Series proposes to engage in a transaction, including a transaction under Section 11.05, in which securities other than Shares (“New Securities”) will be distributed to Shareholders, the Trust shall have the right at any time prior to such transaction to redeem the Shares owned by any holder thereof if such holder does not hold its Shares in an account that can accept the New Securities and timely provide to the Trust all information it requires relating to such account. Any such redemption shall be effected at the redemption price and in the manner provided in this Article IX.

ARTICLE X

DUTIES, EXCULPATION AND INDEMNIFICATION

Section 10.01 Duties; Exculpation

(a)Neither the Trustees nor any officer of the Trust shall owe any fiduciary duty (whether arising at law or in equity) to the Trust or any Series or Class or any Shareholder. Unless another standard is specified herein, in conducting the business of the Trust, each Series and each Class, and in exercising their rights and powers hereunder, the Trustees shall take any actions and make any determinations in their subjective belief that such actions or determinations are in, or not opposed to, the best interests of the Trust (or such Series or Class, as applicable). Unless otherwise expressly provided herein or required by applicable federal law, including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders. The provisions of this Trust Instrument, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Trust, each Series, each Class, each Shareholder and each other Person bound by this Trust Instrument to restrict or eliminate such other duties and liabilities of the Trustees and substitute for them the duties and liabilities specifically set forth in this Trust Instrument. The Trustees undertake to perform such duties, and only such duties, as are specifically set forth in this Trust Instrument in accordance with the provisions of this Trust Instrument, and no implied duties, covenants or obligations shall be read into this Trust Instrument against the Trustees. This Section 10.01(a) shall not apply to claims arising under federal securities laws.

(b)Neither a Trustee nor an officer of the Trust, when acting in such capacity, shall be personally liable to any person other than the Trust or the Shareholders for any act, omission or obligation of the Trust, any Trustee or any officer of the Trust. Neither a Trustee nor an officer of the Trust shall be liable for any act or omission or any conduct whatsoever in his capacity as Trustee or as an officer of the Trust, provided that nothing contained herein or in the Delaware Act shall protect any Trustee or any officer of the Trust against any liability to the Trust or to

Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer of the Trust hereunder. Notwithstanding anything to the contrary in this Trust Instrument, nothing in this Trust Instrument modifying, restricting or eliminating the duties or liabilities of trustees or officers shall apply to, or in any way limit, the duties (including state law fiduciary duties of loyalty and care) or liabilities of such persons with respect to matters arising under the federal securities laws.

Section 10.02 Indemnification

(a)Subject to the exceptions and limitations contained in subsection 10.02(b):

(i)every person who is, or has been, a Trustee or an officer or employee of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust and each Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

(ii)as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b)No indemnification shall be provided hereunder to a Covered Person to the extent that such indemnification is prohibited by applicable federal law.

(c)The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(d)Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in Subsection (a) of this Section 10.02 shall be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or Series if it is ultimately determined that he is not entitled to indemnification under this Section 10.02. The advancement of any expenses pursuant to this Section 10.02(d) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002 or for any other reason.

(e)Notwithstanding anything to the contrary in this Trust Instrument or the Bylaws, for purposes of any determinations that under applicable federal law need to be made in connection with the provision of indemnification or advancement by the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust and are not party to the proceeding at issue (“Qualifying Trustees”), a majority of the Qualifying Trustees shall constitute a quorum unless there is only one Qualifying Trustee, in which case such one Qualifying Trustee shall constitute a quorum. To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Qualifying Trustees making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

Section 10.03 Shareholders

In case any Shareholder of any Series shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability but only out of the assets belonging to the particular Series of which such person is or was a Shareholder and from or in relation to which such liability arose. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Trust Not a Partnership

It is hereby expressly declared that a trust and not a partnership is created hereby. It is not the intention of the Trustees to have created a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Trust Instrument shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association. It is the intention of the Trustees that the Trust continue as a statutory trust pursuant to the Delaware Act. No Trustee hereunder shall have any power to bind personally either the Trust officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series or (if the Trustees shall have yet to have established Series) of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor the Trust officers, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Trust Instrument shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

Section 11.02 Trustee’s Good Faith Action, Expert Advice, No Bond or Surety

The exercise by the Trustees or the officers of the Trust of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article X hereof and to Section

11.01of this Article XI, the Trustees and the officers of the Trust shall not be liable for errors of judgment or mistakes of fact or law. The Trustees and the officers of the Trust may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of Article X hereof and Section 11.01 of this Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The appointment, designation or identification (including in any proxy or registration statement or other document) of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or as having experience, attributes or skills in any area, or any other appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special attributes, skills, experience or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses. The Trustees and the officers of the Trust shall not be required to give any bond as such, nor any surety if a bond is obtained.

Section 11.03 Establishment of Record Dates

The Trustees may close the Share transfer books of the Trust for a period not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

Section 11.04 Dissolution and Termination of Trust

(a)This Trust shall continue without limitation of time but subject to the provisions of Subsections 11.04(b) and (c).

(b)The Trustees may, subject to any necessary Shareholder, Trustee and regulatory approvals as may be required under applicable law (including the 1940 Act):

(i)sell and convey all or substantially all of the assets of the Trust or any affected Series or Classes to one or more trusts, partnerships, associations, corporations, limited liability companies or other business entities, or to one or more separate series or classes of shares thereof, organized under the laws of any state, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series or Classes, and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, association, corporation, limited liability company or other business entity or of series or classes thereof; or

(ii)at any time sell and convert into money all of the assets of the Trust or any affected Series.

(c)The Trustees may dissolve, liquidate and terminate the Trust, any Series or Class at any time (without Shareholder approval).

Upon making reasonable provision, in the determination of the Trustees, for the payment of all liabilities by assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) of each Series (or Class) ratably among the holders of Shares of the affected Series, based upon the ratio that each Shareholder’s Shares bears to the number of Shares of such Series (or Class) then outstanding.

(d)Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in Subsection 11.04(b) or 11.04(c), the Trustees and the Trust or any affected Series or Class shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties with respect to the Trust or Series or Class shall be cancelled and discharged and any such Series or Class shall terminate.

Following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee. Upon filing of the certificate of cancellation for the Trust, the Trust shall terminate.

Section 11.05 Reorganization and Master/Feeder

(a)Notwithstanding anything else herein, the Trustees may (i) cause the Trust or any Series or Class to merge or consolidate with or into, or convert into, one or more trusts, partnerships (general or limited), associations, corporations, limited liability companies or other business entities (or series or class of the foregoing) so long as the surviving or resulting entity is an open- end management investment company under the 1940 Act, or is a series or class thereof, that will succeed to or assume the Trust’s registration under that Act and which is formed, organized or existing under the laws of a state, commonwealth, possession or colony of the United States or (ii) cause the Trust to incorporate under the laws of Delaware.

(b)The Trustees may, subject to a vote of a majority of the Trustees and any shareholder vote required under the 1940 Act, if any, cause the Trust to merge or consolidate with or into, or convert into, one or more trusts, partnerships (general or limited), associations, limited liability companies, corporations or other business entities formed, organized or existing under the laws of a state, commonwealth, possession or colony of the United States.

(c)Any agreement of merger or consolidation or certificate of merger or consolidation may be signed by a majority of Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(d)Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of merger or consolidation approved by the Trustees in accordance with paragraph (a) or (b) of this Section 11.05 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

(e)Notwithstanding anything else herein, the Trustees may, without Shareholder approval (unless required by the 1940 Act), invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or series thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

(f)Notwithstanding anything else herein, the Trustees may, without Shareholder approval (unless required by the 1940 Act), engage in a transaction that could be undertaken pursuant to Section 11.04 but for the fact that one or more assets of the Trust or a Series or Class thereof is prohibited by applicable law, rule or regulation from being sold, conveyed or transferred and, in that situation, (i) the Trust or any Series or Class may sell and convey the other assets of the Trust or any affected Series or Classes to another trust, partnership, association, corporation, limited liability company or other business entity, or to separate series or classes of shares thereof, organized under the laws of any state which trust, partnership, association, corporation, limited liability company or other business entity is an open-end management investment company as defined in the 1940 Act, or is a series or class thereof, for adequate consideration which may include the assumption of obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series or Classes, and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, association, corporation, limited liability company or other business entity or of series or classes thereof (“share consideration”), (ii) the

Trust, Series or Classes may redeem the all of the Shares of the Shareholders of the Trust or such Series or Classes in accordance with Article IX, and the payment for such redemption may be in the form of share consideration, and (iii) the Trust Instrument may be amended and/or restated to permit and reflect such transaction, in each case all without Shareholder approval (unless required by the 1940 Act).

Section 11.06 Filing of Copies, References, Headings

The original or a copy of this Trust Instrument and of each amendment hereof or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument. In this Trust Instrument or in any such amendment or supplemental Trust Instrument, references to this Trust Instrument, and all expressions such as “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Trust Instrument as amended or affected by any such supplemental Trust Instrument. All expressions like “his,” “he” and “him,” shall be deemed to include the feminine and neuter, as well as masculine, genders. The terms “include”, “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation”. Any reference to any statute, law, code, rule or regulation shall be deemed to refer to such statute, law, code, rule or regulation as amended and/or restated from time to time and any successor thereto. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Trust Instrument, rather than the headings, shall control. This Trust Instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 11.07 Applicable Law

The trust set forth in this instrument was created and is continued in the State of Delaware, and the Trust and this Trust Instrument, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 11.08 Derivative Actions

In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each Shareholder of the Trust or any Series or Class agrees that any claim that affects all Shareholders of the Trust or any Series or Class equally, that is, proportionately based on their number of Shares in the Trust or in such Series or Class, must be brought as a derivative claim subject to this Section 11.08 irrespective of whether such claim involves a violation of the Shareholders’ rights under this Trust Instrument or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.

(a)Shareholders of the Trust or any Series or Class may not bring a derivative action to enforce the right of the Trust or an affected Series or Class, as applicable, unless each of the following conditions is met:

(i)Each complaining Shareholder was a Shareholder of the Trust or the affected Series or Class, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;

(ii)Each complaining Shareholder was a Shareholder of the Trust or the affected Series or Class, as applicable, as of the time the demand required by subparagraph (iii) below was made;

(iii)Prior to the commencement of such derivative action, the complaining Shareholders have made a written demand to the Board of Trustees requesting that they cause the Trust or affected Series or Class, as applicable, to file the action itself. In order to warrant consideration, any such written demand must include at least the following:

(1)a detailed description of the action or failure to act

complained of and the facts upon which each such allegation is made;

(2)a statement to the effect that the complaining Shareholders believe that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Series or Class, as applicable and an explanation of why the complaining Shareholders believe that to be the case;

(3)a certification that the requirements of sub-paragraphs

(i)and (ii) have been met, as well as information reasonably designed to allow the Trustees to verify that certification; and

(4)a certification that each complaining Shareholder will be a Shareholder of the Trust or the affected Series or Class, as applicable as of the commencement of the derivative action;

(iv)No less than three complaining Shareholders of the Trust or the affected Series or Class, each of which shall be unaffiliated and unrelated (by blood or by marriage) to any other complaining Shareholder, and at least 10% of the Shareholders of the Trust or the affected Series or Class, as applicable, must join in bringing the derivative action (provided, that the requirements of this clause (iv) shall not apply to derivative claims brought under federal securities law); and

(v)A copy of the derivative complaint must be served on the Trust, assuming the requirements of sub-paragraphs (i)-(iv) above have already been met and the derivative action has not been barred in accordance with paragraph (b)(ii) below.

(b)Demands for derivative action submitted in accordance with the requirements above will be considered by those Trustees who are not deemed to be Interested Persons of the Trust. Within 90 calendar days of the receipt of such demand by the Board of Trustees, those Trustees who are not deemed to be Interested Persons of the Trust will consider the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series or Class, as applicable. Trustees that are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a demand for derivative action. Notwithstanding any other provision of this Trust Instrument or the Bylaws, such consideration may be undertaken by one (1) Trustee if that Trustee is the only Trustee that is not deemed to be an Interested Person of the Trust.

(i)If the demand for derivative action has not been considered within 90 calendar days of the receipt of such demand by the applicable Trustee(s), a decision has not been communicated to the complaining Shareholders within the time permitted by sub-paragraph (ii) below, and sub-paragraphs (i)-(iv) of paragraph (a) above have been met, the complaining Shareholders shall not be barred by this Trust Instrument from commencing a derivative action.

(ii)If the demand for derivative action has been considered by the applicable Trustee(s), and a majority of those Trustee(s) who are not deemed to be Interested Persons of the Trust, after considering the merits of the claim, has determined that maintaining a suit would not be in the best interests of the Trust or the affected Series or Class, as applicable, the complaining Shareholders shall be barred from commencing the derivative action. If upon such consideration the applicable Trustee(s) determine that such a suit should be maintained, then the appropriate officers of the Trust shall commence initiation of that suit and such suit shall proceed directly rather than derivatively. The Board of Trustees, or the appropriate officers of the Trust, shall inform the complaining Shareholders of any decision reached under this sub- paragraph (ii) in writing within five business days of such decision having been reached.

A Shareholder of a particular Series or Class of the Trust shall not be entitled to participate in a derivative action on behalf of any other Series or Class of the Trust.

Section 11.09 Amendments

Except as specifically provided herein, the Trustees may, without shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument, provided that any amendment to Article III, Section 3.03(d) hereof shall require the vote of two-thirds (2/3) of the Trustees then in office. Shareholders shall have the right to vote (a) on any amendment as may be required by applicable federal law including the 1940 Act, but only to the extent so required, or by the Trust’s Registration Statement and (b) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series or Class shall be authorized by vote of the Shareholders of each Series or Class affected and no vote of Shareholders of a Series or Class not affected shall be required. Notwithstanding any other provision of this Trust Instrument, no amendment hereof shall limit the rights to indemnification or insurance referenced in Article X hereof with respect to action or omission of Covered Persons prior to such amendment. Any officer of the Trust is authorized from time to time to restate this Trust Instrument into a single instrument to reflect all amendments hereto made in accordance with the terms hereof.

Section 11.10 Fiscal Year

The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws, provided, however, that the Trustees may change the fiscal year of the Trust.

Section 11.11 Name Reservation

The Trustees on behalf of the Trust acknowledge that KeyCorp has licensed to the Trust the non-exclusive right to use the name “Victory” as part of the name of the Trust, and has reserved the right to grant the non-exclusive use of the name “Victory” or any derivative thereof to any other party. In addition, KeyCorp reserves the right to grant the non-exclusive use of the name “Victory” to, and to withdraw such right from, any other business or other enterprise. KeyCorp reserves the right to withdraw from the Trust the right to use said name “Victory” and will withdraw such right if the Trust ceases to employ, for any reason, KeyCorp, an affiliate or any successor as adviser of the Trust.

Section 11.12 Provisions in Conflict With Law

The provisions of this Trust Instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Trust Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any matter affect such provision in any other jurisdiction or any other provision of this Trust Instrument in any jurisdiction.

Section 11.13 Jurisdiction and Waiver of Jury Trial

In accordance with Section 3804(e) of the Delaware Act, any suit, action or proceeding brought by or in the right of any Shareholder or any person or entity claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Trust Instrument or the Trust, any Series or Class or any Shares, including any claim of any nature against the Trust, any Series or Class, the Trustees or officers of the Trust, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware (each, a “Delaware Action”); provided, however, that unless the Trust consents in writing to the selection of an alternative forum, the Federal District Courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under any federal securities law (each a “Federal Securities Action” and together with a Delaware Action, a “Covered Action”). All Shareholders and other such persons or entities hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS OR ENTITIES HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such persons and entities agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such person or entity at the address shown on the books and records of the Trust for such person or entity or at the address of the person or entity shown on the books and records of the Trust with respect to the Shares that such person or entity claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.

If any Covered Action is filed in a court other than the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware or the Federal District Courts of the United States of America, as applicable as set forth above (a “Foreign Action”), in the name of any Shareholder or holder of other securities of the Trust (each such Shareholder and other holder referred to in this paragraph as a “Shareholder”), such Shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware and the Superior Court of the State of Delaware or the Federal District Courts of the United States of America, as applicable, in connection with any action brought in any such courts to enforce the first paragraph of this Section 11.13 (an “Enforcement Action”) and (ii) having service of process made upon such Shareholder in any such Enforcement Action by service upon such Shareholder’s counsel in the Foreign Action as agent for such Shareholder. Furthermore, if any Shareholder shall initiate or assert a Foreign Action without the written consent of the Trust, then each such Shareholder shall be obligated jointly and severally to reimburse the Trust and any officer or Trustee of the Trust made a party to such proceeding for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with any successful motion to dismiss, stay or transfer such Foreign Action based upon non-compliance with this Section 11.13. If any provision or provisions of this Section 11.13 shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 11.13 (including each portion of any sentence of this Section 11.13 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the undersigned, being all of the current Trustees of the Trust, hereby make and enter into this Trust Instrument as of the date first written above.

Thomas J. Perna,	Benjamin M. Friedman,
as Trustee and not individually	as Trustee and not individually
John E. Baumgardner, Jr.	Craig C. MacKay,
as Trustee and not individually	as Trustee and not individually
David C. Brown,	Lorraine H. Monchak,
as Trustee and not individually	as Trustee and not individually
Diane Durnin,	Fred J. Ricciardi,
as Trustee and not individually	as Trustee and not individually